Exhibit 3.1

Nancy Landry	State of Louisiana	COMMERCIAL DIVISION
SECRETARY OF STATE	Secretary of State	225.925.4704

08/28/2024		Administrative Services 225.932.5317 Fax Corporations 225.932.5314 Fax Uniform Commercial Code 225.932.5318 Fax

ONLINE FILING

daylen.platt@wolterskluwer.com

SWEPCO STORM RECOVERY FUNDING LLC

It has been a pleasure to approve and place on file your articles of organization. The appropriate evidence is attached for your files.

Payment of the filing fee is acknowledged by this letter.

In addition to email and text notifications, business owners now have the option to enroll in our secured business filings (SBF) service. This service is available online, at no charge, by filing a notarized affidavit. Upon enrollment, an amendment cannot be made to your entity without approval using your personal identification number. This is another way to protect your business from fraud and identity theft.

Please note that as of January 1, 2018, business owners in the following parishes will be required to file all available business documents online through geauxBIZ: Ascension, Bossier, Caddo, Calcasieu, East Baton Rouge, Jefferson, Lafayette, Livingston, Orleans, Ouachita, Rapides, St. Tammany, Tangipahoa and Terrebonne.

Online filing options are available if changes are necessary to your registration or if you need to file an annual report. Please visit our website at GeauxBiz.com for your future business needs.

Sincerely,

The Commercial Division

WEB

Rev 09/09	Mailing Address: P.O. Box 94125, Baton Rouge, LA 70804-9125
Office Location: 8585 Archives Ave., Baton Rouge, LA 70809
Web Site Address: www.sos.la.gov

a copy of the Articles of Organization and Initial Report of

SWEPCO STORM RECOVERY FUNDING LLC

Domiciled at BATON ROUGE, LOUISIANA,

Was filed and recorded in this Office on August 28, 2024,

And all fees having been paid as required by law, the limited liability company is authorized to transact business in this State, subject to the restrictions imposed by law, including the provisions of R.S. Title 12, Chapter 22.

In testimony whereof, I have hereunto set my hand and caused the Seal of my Office to be affixed at the City of Baton Rouge on,

Certificate ID: 11926748#B4P83

To validate this certificate, visit the following web site, go to Business Services, Search for Louisiana Business Filings, Validate a Certificate, then follow the instructions displayed.

www.sos.la.gov

Page 1 of 1 on 8/28/2024 10:01:11 AM

August 28, 2024

WEB 460947 42K

Nancy Landry	State of Louisiana	COMMERCIAL DIVISION
SECRETARY OF STATE	Secretary of State	225.925.4704

August 28, 2024		Administrative Services 225.932.5317 Fax Corporations 225.932.5314 Fax Uniform Commercial Code 225.932.5318 Fax

The attached document of SWEPCO STORM RECOVERY FUNDING LLC was received and filed on August 28, 2024.

WEB 460947 42K

Rev 09/09	Mailing Address: P. O. Box 94125, Baton Rouge, LA70804-9125
Office Location: 8585 Archives Ave., Baton Rouge, LA 70809
Web Site Address: www.sos.la.gov

STATE OF LOUISIANA

ARTICLES OF ORGANIZATION

(R.S. 12:1301)

1. The name of this limited liability company is:

SWEPCO STORM RECOVERY FUNDING LLC

2. This company is formed for the purpose of:

ENGAGING IN ANY LAWFUL ACTIVITY FOR WHICH LIMITED LIABILITY COMPANIES MAY BE FORMED

3. The duration of this limited liability company is: (may be perpetual):

PERPETUAL

4. The company is:

MEMBER-MANAGED

Other provisions:

The filing of a false public record, with the knowledge of its falsity, is a crime, subjecting the filer to fine or imprisonment or both under R.S. 14:133.

BY TYPING MY NAME BELOW, I HEREBY CERTIFY THAT I AM THE ORGANIZER.

ELECTRONIC SIGNATURE: DAVID C. HOUSE (8/27/2024)

TITLE: AUTHORIZED PERSON

LIMITED LIABILITY COMPANY INITIAL REPORT

(R.S. 12:1305 (E))

The name of this limited liability company is:

SWEPCO STORM RECOVERY FUNDING LLC

The location and municipal address (not a P.O. Box only) of this limited liability company’s registered office:

3867 PLAZA TOWER DR

BATON ROUGE, LA, 708164378

Mailing Address:

1 RIVERSIDE PLAZA

COLUMBUS, OH, 43215

The full name and municipal address (not a P.O. Box only) of each of this limited liability company’s registered agent(s) is/are:

C T CORPORATION SYSTEM

3867 PLAZA TOWER DR.

BATON ROUGE, LA, 70816

The name and municipal address (not a P.O. Box only) of the managers or members:

JULIE A. SHERWOOD (MEMBER)

1 RIVERSIDE PLAZA

COLUMBUS, OH, 43215

The filing of a false public record, with the knowledge of its falsity, is a crime, subjecting the filer to fine or imprisonment or both under R.S. 14:133.

BY TYPING MY NAME BELOW, I HEREBY CERTIFY THAT I AM THE ORGANIZER.

ELECTRONIC SIGNATURE: DAVID C. HOUSE (8/27/2024)

TITLE: AUTHORIZED PERSON

SECRETARY OF STATE

Agent Affidavit and Acknowledgement of Acceptance

Charter Number: 46094742K

Charter Name: SWEPCO STORM RECOVERY FUNDING LLC

The agent / agents listed below accept the appointment of registered agent for and on behalf of the Charter Name above.

Date Responded	Agent(s)	Agent(s) Electronic Signature
08/28/2024	C T CORPORATION SYSTEM	KAITY TOON